SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 15, 2003

STAR SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-15234	52-1402131
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

801 LIBERTY WAY

CHESTER, VIRGINIA 23836

(Address of principal executive offices, including zip code)

(804) 530-0535

(Registrant’s telephone number, including area code)

Item 5.	Other Events.

On July 15, 2003, Star Scientific, Inc. (“Star Scientific”), Star Tobacco, Inc. (“Star Tobacco”) and North Atlantic Trading Company, Inc. (“NATC”) entered into a Termination and Release Agreement providing to mutually agree to terminate the Asset Purchase Agreement that was entered into by the parties on February 18, 2003, under which NATC was to purchase the cigarette business of Star Scientific operated by its wholly owned subsidiary, Star Tobacco. Pursuant to the Termination Agreement, Star Scientific will retain a $2 million earnest money deposit that had been placed into escrow by NATC and the parties executed Releases of any liability arising out of the Asset Purchase Agreement. The parties cited current uncertainties in the tobacco industry as a factor leading to the mutual decision to terminate the Asset Purchase Agreement. The Termination Agreement is attached hereto as exhibit 99.1 and is incorporated herein by reference. The Releases are attached hereto as exhibits 99.2 and 99.3 and are incorporated herein by reference.

Star Scientific’s Press Release, dated July 16, 2003, is attached hereto as exhibit 99.4 and is incorporated herein by reference.

Item 7.	Financial Statements and Exhibits

(a) Financial Statements:

None.

(b) Exhibits:

99.1	Termination and Release Agreement between Star Scientific, Inc., Star Tobacco, Inc. and North Atlantic Trading Company, Inc., dated July 15, 2003

99.2	Star Scientific, Inc. and Star Tobacco, Inc. Release

99.3	North Atlantic Trading Company, Inc. Release

99.4	Press Release of Star Scientific, Inc., dated July 16, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAR SCIENTIFIC, INC.

Date:	July 16, 2003	By:	/s/ Paul L. Perito
Paul L. Perito Chairman of the Board, President and Chief Operating Officer